EXHIBIT 5
                                                       ---------
January 20, 1997


Board of Directors
Old National Bancorp
420 Main Street
P.O. Box 718
Evansville, Indiana  47705

RE: Issuance of Shares of Common Stock of Old National Bancorp in connection with the Old National Bancorp Stock Purchase and Discounted Dividend Reinvestment Plan

Ladies and Gentlemen:

     We have represented Old National Bancorp ("ONB") as special counsel in connection with the preparation and filing of a Registration Statement on Form S-3 ("Registration Statement") with the Securities and Exchange Commission for the purpose of registering 500,000 shares of ONB's no par value common stock (the "Shares") under the Securities Act of 1933, as amended (the "Act"). The Shares are being registered for issuance pursuant to the Old National Bancorp Stock Purchase and Discounted Dividend Reinvestment Plan ("Plan"). This opinion is delivered in accordance with the requirements of Item 6.01(b)(5) of Regulation S-K under the Act. In connection with this opinion, we have reviewed and are familiar with ONB's Articles of Incorporation and By-Laws and such other records, documents and information as we have in our judgment deemed relevant.

     Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the certificates for the Shares have been duly executed, delivered and paid for in accordance with the Plan, the Shares will then be legally issued, fully paid and non-assessable. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

     This opinion is addressed to you and is solely for your use in connection with the Registration Statement, and we assume no professional responsibility to any other person whatsoever. Accordingly, the opinion expressed herein is not to be relied upon, utilized or quoted by or delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority without, in each instance, the prior written consent of this firm.

     We do however, hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the Prospectus forming a part thereof under the caption "Legal Opinions". In giving this consent,

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Board of Directors
January 20, 1997
Page 2


we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                 Very truly yours,


                                 /s/ KRIEG DeVAULT ALEXANDER & CAPEHART